Exhibit 99.1

Atlantic Acquisition Corp.

Balance Sheet

As of August 14, 2017

		Pro Forma	Pro Forma
	August 14, 2017	Adjustments	Total
		(unaudited)	(unaudited)
ASSETS

Current Assets
Current assets-cash	$528,751	$—	$528,751
Current assets-cash held in escrow	209,250	—	209,250
Total Current Assets	738,001	—	738,001

Cash held in trust account	40,800,000	4,335,000	45,135,000
Total Assets	$41,538,001	$4,335,000	$45,873,001

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Deferred offering costs payable	$37,500	$—	$37,500
Total Current Liabilities	37,500	0	37,500

Deferred underwriting compensation	1,000,000	106,250	1,106,250
Total Liabilities	$1,037,500	$106,250	$1,143,750

Commitments and Contingencies
Common stock subject to possible conversion; 3,480,441 and 3,895,024 (at conversion value of $10.20 per share)	35,500,500	4,228,750	39,729,250

Stockholders’ Equity
Preferred stock, no preferred stock authorized	—	—	—
Common Stock, $.0001 par value, 30,000,000 shares authorized ,1,989,559 and 1,977,476 common stocks issued and outstanding	199	(1)	198
Additional paid- in capital	5,000,684	1	5,000,685
Accumulated deficit	(882)	—	(882)
Total Stockholders’ Equity	5,000,001	—	5,000,001

Total Liabilities and Stockholders’ Equity	$41,538,001	$4,335,000	$45,873,001